===============================================================================


                                  SCHEDULE 14A
                                 (Rule 14a-101)

                     INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

Filed by the Registrant [X]
Filed by a Party other than the Registrant [_]
     Check the appropriate box:
[ ]    Preliminary Proxy Statement           [_]  Confidential, for Use of the
[X]    Definitive Proxy Statement                 Commission Only (as Permitted
[_]    Definitive Additional Materials            by Rule 14a-6(e)(2))
[_]    Soliciting Material Under
       Rule 14a-12

                           Wire One Technologies, Inc.
                (Name of Registrant as Specified In Its Charter)

    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
[X] No fee required.
[_] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.
      (1) Title of each class of securities to which transaction applies:
_______________________________________________________________________________
      (2) Aggregate number of securities to which transaction applies:
_______________________________________________________________________________
      (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
_______________________________________________________________________________
      (4) Proposed maximum aggregate value of transaction:
_______________________________________________________________________________
      (5) Total fee paid:
_______________________________________________________________________________
[_] Fee paid previously with preliminary materials:
_______________________________________________________________________________

[_] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
       (1) Amount Previously Paid:
_______________________________________________________________________________
       (2) Form, Schedule or Registration Statement No.:
_______________________________________________________________________________
       (3) Filing Party:
_______________________________________________________________________________
       (4) Date Filed:
_______________________________________________________________________________


===============================================================================

                          WIRE ONE TECHNOLOGIES, INC.
                                225 Long Avenue
                           Hillside, New Jersey 07205




                                            April 22, 2002



To Our Stockholders:

   You are cordially invited to attend the 2002 Annual Meeting of Stockholders of Wire One Technologies, Inc., which will be held at 9:00 a.m. local time, on Thursday, May 23, 2002, at the Holiday Inn, 304 Route 22 West, Springfield, New Jersey 07081.

   The enclosed Notice and Proxy Statement contain complete information about the matters to be considered at the Annual Meeting. We are also enclosing Wire One's Form 10-K for 2001.

   We hope you will be able to attend the Annual Meeting. Whether or not you expect to attend, we urge you to complete, date, sign and return the proxy card in the enclosed envelope or submit your proxy by telephone or over the Internet, so that your shares will be represented and voted at the Annual Meeting.



                                   Sincerely,



                                   /s/ Richard Reiss
                                   -------------------------------------
                                   RICHARD REISS
                                   Chairman, President and Chief Executive
                                   Officer

                          WIRE ONE TECHNOLOGIES, INC.
                                225 Long Avenue
                           Hillside, New Jersey 07205




               NOTICE OF THE 2002 ANNUAL MEETING OF STOCKHOLDERS



   The Annual Meeting of Stockholders of Wire One Technologies, Inc., a Delaware corporation, will be held at 9:00 a.m. local time on Thursday, May 23, 2002, at the Holiday Inn, 304 Route 22 West, Springfield, New Jersey 07081, for the following purposes:

     1. To elect three Class III Directors to the Board of Directors to serve a three-year term each;

     2. To approve an amendment to Wire One's 2000 Stock Incentive Plan increasing the number of shares of Common Stock reserved for issuance thereunder from 3,000,000 to 4,400,000 shares;

     3. To ratify the appointment of BDO Seidman, LLP as independent auditors for Wire One for fiscal 2002; and

     4. To transact such other business as may properly come before the meeting.

   Stockholders of record of Wire One common stock as of the close of business on April 19, 2002 are entitled to attend and vote at the Annual Meeting or any adjournment or postponement thereof.



                                   By Order of the Board of Directors





                                   /s/ Richard Reiss
                                   -------------------------------------
                                   RICHARD REISS
                                   Chairman, President and Chief Executive
                                   Officer

April 22, 2002



WE URGE YOU TO COMPLETE, SIGN, DATE AND RETURN PROMPTLY THE ACCOMPANYING PROXY CARD OR TO VOTE BY TELEPHONE OR OVER THE INTERNET.

                          WIRE ONE TECHNOLOGIES, INC.
                                225 Long Avenue
                           Hillside, New Jersey 07205

                              --------------------
                                PROXY STATEMENT
                  FOR THE 2002 ANNUAL MEETING OF STOCKHOLDERS
                              --------------------

   The Board of Directors of Wire One Technologies, Inc. (referred to throughout this Proxy Statement as "Wire One" or "we" or "our") is soliciting proxies for our 2002 Annual Meeting of Stockholders or any adjournment or postponement thereof. The Annual Meeting will be held at 9:00 a.m. local time on Thursday, May 23, 2002, at the Holiday Inn, 304 Route 22 West, Springfield, New Jersey 07081. This proxy statement, the accompanying proxy card and Wire One's Form 10-K for 2001 are first being mailed to stockholders on or about April 22, 2002.

   At the Annual Meeting, stockholders will be asked to consider and vote on
(1) the election of three directors each to serve a three-year term as a Class III Director; (2) the approval of an amendment to our 2000 Stock Incentive Plan increasing the number of shares of common stock reserved for issuance thereunder by 1,400,000 shares; and (3) the ratification of the appointment of BDO Seidman, LLP as our independent auditors for the fiscal year ending December 31, 2002. At the Annual Meeting, stockholders may also be asked to consider and take action with respect to such other matters as may properly come before the meeting.

Record Date; Quorum

   Only holders of record of Wire One's common stock, par value $.0001 per share (the "Common Stock"), at the close of business on April 19, 2002 (the "Record Date") are entitled to vote at the Annual Meeting. As of the Record Date, approximately 28,888,731 shares of Common Stock were issued and outstanding, each of which entitles its holder to cast one vote on each matter to be presented at the Annual Meeting. A quorum is present at the Annual Meeting if a majority of shares of Common Stock issued and outstanding and entitled to vote on the Record Date are represented in person or by proxy. If a quorum is not present, the Annual Meeting may be adjourned from time to time until a quorum is obtained.

Voting Procedures

   The shares represented by the proxies received, properly dated and executed and not revoked will be voted at the Annual Meeting in accordance with the instructions of the stockholders. Properly executed proxies that do not contain voting instructions will be voted (1) FOR each of the nominees named below for election as directors, (2) FOR the approval of the amendment to our 2000 Stock Incentive Plan and (3) FOR ratification of BDO Seidman, LLP as our independent auditors, and with respect to other matters that may come before the Annual Meeting, at the discretion of the proxy holders.

   Abstentions and broker "non-votes" will be treated as shares that are present and entitled to vote for purposes of determining the presence of a quorum. An abstention is the voluntary act of not voting by a stockholder who is present at a meeting and entitled to vote. Abstentions are counted as a "no" vote for any proposals submitted to stockholders for a vote, excluding the election of directors. A broker "non-vote" occurs when a broker nominee holding shares for a beneficial owner does not vote on a particular proposal because the nominee does not have discretionary power for that particular item and has not received instructions from the beneficial owner. A broker "non-vote" will be treated as unvoted for purposes of determining the approval of any matter submitted to the stockholders for a vote. A plurality of the votes duly cast is required for the election of directors. This means that the three nominees receiving the highest number of affirmative votes will be elected. Abstentions and "broker non-votes" are not counted for purposes of the election of directors.

   Stockholders have the option to vote over the Internet or by telephone. Please be aware that if you vote over the Internet, you may incur costs such as telephone and access charges for which you will be responsible.

Solicitation and Revocation

   After you have submitted a proxy, you may change your vote at any time before the proxy is exercised by submitting a notice of revocation or a proxy bearing a later date. Regardless of whether you voted using a traditional proxy card, over the Internet or by telephone, you may use any of those three methods to change your vote. Along those lines, you may change your vote either by submitting a proxy card prior to the date of the Annual Meeting or by voting again prior to the time at which the Internet and telephone voting facilities close by following the procedures applicable to those methods of voting. In each event, the later submitted vote will be recorded and the earlier vote revoked. You may also revoke a proxy by voting in person at the Annual Meeting. Your attendance at the Annual Meeting will not by itself constitute revocation of a proxy.

   Wire One will bear the cost of the solicitation of proxies from our stockholders, including the cost of preparing, assembling and mailing the proxy solicitation materials. In addition to solicitation by mail, the directors, officers and employees of Wire One and its subsidiaries may solicit proxies from stockholders by telephone or other electronic means or in person, but any such person will not be specifically compensated for such services. Wire One will cause brokerage houses and other custodians, nominees and fiduciaries to forward solicitation materials to the beneficial owners of stock held of record by such persons. We will reimburse such custodians, nominees and fiduciaries for their reasonable out-of-pocket expenses in doing so. We have engaged American Stock Transfer and Trust Company to aid in the distribution of the proxy materials for reasonable out-of-pocket expenses.

Stockholder Proposals

   Any stockholder who intends to present a proposal at the 2003 Annual Meeting of Stockholders must deliver the proposal to the Corporate Secretary, Wire One Technologies, Inc., 225 Long Avenue, Hillside, New Jersey 07205, no later than December 23, 2002 if such proposal is to be considered for inclusion in our proxy materials for that meeting.

   In addition, our by-laws provide that, in order for a stockholder to propose business for consideration at an annual meeting of stockholders, such stockholder must give written notice to the Corporate Secretary at our principal executive offices not less than 60 days nor more than 90 days prior to the anniversary date of the immediately preceding annual meeting of stockholders; provided however, that in the event the annual meeting is called for a date that is not within 30 days before or after such anniversary date, notice by the stockholder in order to be timely must be received not later than the close of business on the 10th day following the day on which such notice of the date of the annual meeting was mailed or such public disclosure of the date the annual meeting was made, whichever occurs first.

                                  PROPOSAL #1

                             ELECTION OF DIRECTORS


   Our directors are divided into three classes. The number of directors is determined from time to time by our Board of Directors and currently is fixed at seven. A single class of directors is elected each year at the annual meeting of stockholders. Each director elected at an annual meeting will serve for a term ending at the third annual meeting of stockholders after his or her election and until his or her successor is elected and duly qualified.

   The directors to be elected at the Annual Meeting are Class III directors and are to serve until the 2005 annual meeting or until their respective successors are elected and duly qualified. The nominees who will stand for election are Richard Reiss, Dean Hiltzik and Lewis Jaffe, all of whom are currently members of our Board of Directors. The three nominees receiving the highest number of affirmative votes will be elected as Class III directors. In the event any nominee is unable or unwilling to serve as a nominee, the Board of Directors may select a substitute nominee. If a substitute nominee is selected, proxies will be voted in favor of such nominee. Our Board of Directors has no reason to believe that any of Messrs. Reiss, Hiltzik or Jaffe will be unable or unwilling to serve as a nominee or as a director if elected.

   The following table sets forth information with respect to our current directors, director nominees and executive officers.

Name                                                    Age         Position with Company
----                                                    ---         ---------------------
Director Nominees
-----------------
Richard Reiss ..................................         45         Chairman, President and Chief Executive Officer
Dean Hiltzik ...................................         48         Director
Lewis Jaffe (1)(3) .............................         45         Director
Other Directors
---------------
Jonathan Birkhahn ..............................         48         Executive Vice President, Business Affairs, General
                                                                     Counsel, Secretary and Director
Leo Flotron ....................................         42         Chief Operating Officer and Director
James Kuster (1)(2) ............................         43         Director
Peter Maluso (1)(2)(3) .........................         47         Director
Non-Director Executive Officers
-------------------------------
Christopher Zigmont ............................         40         Chief Financial Officer and Executive
                                                                     Vice President, Finance
Michael Brandofino .............................         37         Chief Technology Officer and Executive
                                                                     Vice President
Kelly Harman ...................................         39         Vice President, Marketing

---------------
(1) Member of the Audit Committee.
(2) Member of the Compensation Committee.
(3) Member of the Stock Option Committee.

Biographies

 Class III Director Nominees

   Richard Reiss, Chairman of the Board of Directors, President and Chief Executive Officer. Mr. Reiss has been our Chairman of the Board of Directors, President and Chief Executive Officer since May 2000. Mr. Reiss served as Chairman of the Board of Directors, President and Chief Executive Officer of All Communications Corporation ("ACC") from ACC's formation in 1991 until the formation of Wire One pursuant to the merger of ACC and View Tech, Inc. ("VTI") in May 2000.

   Dean Hiltzik, Director. Mr. Hiltzik has served on our Board of Directors since May 2000. From September 1999 until May 2000, Mr. Hiltzik was a member of ACC's Board of Directors. Mr. Hiltzik, a certified public accountant, is a partner and director of the securities practice at Schneider & Associates LLP, which he joined in 1979. Schneider provides tax and consulting services to Wire One. Mr. Hiltzik received a B.A. from Columbia University and an M.B.A. in Accounting from Hofstra University.

   Lewis Jaffe, Director. Mr. Jaffe has served on our Board of Directors since September 2001. Mr. Jaffe is currently consulting and public speaking on turnarounds and leadership. Until March 2002, Mr. Jaffe served as President and Chief Operating Officer for PictureTel Corporation, a leader in developing, manufacturing and marketing visual- and audio-collaboration and streaming-video solutions for telephony and IP networks. Prior to joining PictureTel in June 2000, Mr. Jaffe was a managing director in the Boston office of Arthur Andersen LLP in the global finance practice from September 1998 to June 2000. From January 1997 through March 1998, Mr. Jaffe was the President of C Systems, LLC, a designer and manufacturer of mobile military shelters, housing, communication, radar and missile launch systems, as well as refueling systems for ground support equipment. Mr. Jaffe completed an executive MBA program at Stanford University and holds a bachelor's degree from LaSalle University.

Required Vote

   Directors must be elected by a plurality of the shares of our Common Stock present at the Annual Meeting in person or by proxy entitled to vote.

THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE FOR THE ELECTION OF EACH NOMINEE FOR DIRECTOR NAMED ABOVE.

 Directors whose Terms of Office Continue after the Annual Meeting

   Jonathan Birkhahn, Executive Vice President, Business Affairs, General Counsel, Secretary and Director. Mr. Birkhahn has served on our Board of Directors since March 2001. He joined Wire One as Executive Vice President, Business Affairs, General Counsel and Secretary in November 2000. From 1988 through October 2000, Mr. Birkhahn served as Senior Vice President, Business Affairs and General Counsel (or predecessor positions) of King World Productions, Inc., a leading distributor of television programming. He holds an A.B. degree from Columbia College and a J.D. degree from Harvard Law School.

   Leo Flotron, Chief Operating Officer and Director. Mr. Flotron is our Chief Operating Officer and has served on our Board of Directors since March 2001. From May 2000 until November 2000, Mr. Flotron served as Wire One's Executive Vice President, Sales and Marketing of Videoconferencing Products. From October 1995 until May 2000, Mr. Flotron served as ACC's Vice President, Sales and Marketing of Videoconferencing Products, in charge of sales and marketing for videoconferencing and network products. Mr. Flotron holds a B.S. degree in Business from the University of Massachusetts in Amherst and an M.S. degree in Finance from Louisiana State University.

   James Kuster, Director. Mr. Kuster has been a member of our Board of Directors since June 2001, when he joined in connection with our acquisition of the assets of GeoVideo Networks, Inc. Mr. Kuster has been Managing Director for the private equity firm Crest Communications Holdings, LLC since 1999. Prior to joining Crest, Mr. Kuster served as Vice President for Corporate Development of Reciprocal, Inc. From 1986 through 1998, Mr. Kuster worked in the media and telecommunications group of Chase Securities. Mr. Kuster received his M.B.A. degree from the Fuqua School of Business of Duke University. He also represents Crest on the Boards of Directors of video technology companies TenTV, Inc. and Teranex, Inc.

   Peter Maluso, Director. Mr. Maluso has been a member of our Board of Directors since May 2000. From December 1996 until May 2000, Mr. Maluso was a member of ACC's Board of Directors. Since 1995, Mr. Maluso has been employed at International Business Machines, Inc. ("IBM") as a Principal in the IBM Global Services, Business Innovation Services practice. Mr. Maluso received his B.A. degree in Economics from Muhlenberg College and holds an M.B.A. degree in Finance from Lehigh University. He is a certified public accountant.

 Executive Officers

   The following individuals are executive officers of Wire One but are not directors or nominees for director:

   Christopher Zigmont, Chief Financial Officer and Executive Vice President, Finance. Mr. Zigmont has been Wire One's Chief Financial Officer since May 2000 and is also our Executive Vice President, Finance. From June 1999 until May 2000, Mr. Zigmont served as VTI's Chief Financial Officer. From March 1990 to May 1999, Mr. Zigmont held various positions at BankBoston Corporation, most recently as Director of Finance. Prior to joining BankBoston Corporation, Mr. Zigmont was a Senior Audit Manager with the accounting and auditing firm of KPMG Peat Marwick. He received a B.S. degree in Business Administration with a double major in Accounting/Finance from Boston University.

   Michael Brandofino, Executive Vice President and Chief Technology
Officer. Mr. Brandofino has served as Wire One's Executive Vice President and Chief Technology Officer since October 2000. From 1988 through September 2000, Mr. Brandofino held several positions at Johns Brook Co., Inc., a technology consulting company, most recently in the position of President. Mr. Brandofino holds a B.S. degree in Management Information Systems from Pace University.

   Kelly Harman, Vice President, Marketing. Ms. Harman has been Wire One's Vice President, Marketing since May 2000. From October 1997 until May 2000, Ms. Harman held various positions at ACC, most recently serving as Vice President of Marketing. From 1995 to October 1997, Ms. Harman was Manager of Sales for the videoconferencing bridging division of Access Teleconferencing International.

Meetings and Committees of the Board of Directors

   Our Board of Directors met eight times during the year ended December 31, 2001. During this period, except as noted in the next sentence, each of the directors attended or participated in more than 75% of the aggregate of (i) the total number of meetings of the Board of Directors held during the period for which he was a director and (ii) the total number of meetings of committees of the Board on which he served, held during the period for which he served. Lewis Jaffe did not attend one of the three Board meetings held during the period for which he was a director. The Board has an Audit Committee, a Compensation Committee and a Stock Option Committee.

 Audit Committee

   We currently maintain an Audit Committee consisting of Peter Maluso, James Kuster and Lewis Jaffe. Each of Messrs. Maluso and Kuster is "independent" as defined in Rule 4200 of the National Association of Securities Dealers' listing standards. Mr. Jaffe is not "independent" as defined under that rule because he serves as a consultant to us. The Board has determined that Mr. Jaffe's membership on the Audit Committee is nonetheless in the best interests of Wire One and its stockholders because of Mr. Jaffe's status as a non-employee director, as well as his educational background and employment experience in finance. Each non-employee member of our Audit Committee receives options to purchase 500 shares of Common Stock for each meeting attended. The Audit Committee consults and meets with our auditors and Chief Financial Officer and accounting personnel, reviews potential conflict of interest situations where appropriate, and reports and makes recommendations to the full Board of Directors regarding such matters. The Audit Committee met one time during the year ended December 31, 2001. The Audit Committee operates under a written Audit Committee Charter filed as an appendix to the Proxy Statement for the 2000 Annual Meeting of Stockholders.

 Compensation Committee

   We currently maintain a Compensation Committee consisting of Peter Maluso and James Kuster. Dean Hiltzik also served as a member of the Compensation Committee until December 31, 2001. Each non-employee member of our Compensation Committee receives options to purchase 500 shares of Common Stock for each meeting attended. The Compensation Committee is responsible for supervising our executive compensation policies, reviewing officers' salaries, approving significant changes in employee benefits and recommending to the Board of Directors such other forms of remuneration as it deems appropriate. The Compensation Committee met one time during the year ended December 31, 2001.

 Stock Option Committee

   We currently maintain an Employee Stock Option Committee consisting of Peter Maluso and Lewis Jaffe. Dean Hiltzik also served as a member of the Stock Option Committee until December 31, 2001. Each non-employee member of our Employee Stock Option Committee receives options to purchase 500 shares of Common Stock for each meeting attended. The Stock Option Committee is responsible for administering Wire One's employee incentive plans and recommending to the Board of Directors such other forms of remuneration as it deems appropriate. The Stock Option Committee met one time during the year ended December 31, 2001.

Audit Committee Report

   The Audit Committee makes recommendations as to the engagement and fees of the independent auditors, reviews the preparations for and the scope of the audit of our annual financial statements, reviews drafts of such statements and monitors the functioning of our accounting and internal control systems by meeting with representatives of management and the independent auditors.

   The Audit Committee met with members of the engagement team of BDO Seidman, LLP ("BDO Seidman"), in 2002 to review the results of the 2001 audit. During this meeting, the Audit Committee discussed the matters required to be discussed by Statement on Auditing Standards No. 61 with BDO Seidman. BDO Seidman delivered the written disclosures and letter required by Independence Standards Board Standard No. 1. This Standard requires auditors to communicate in writing, at least annually, all relationships between the auditors and us that, in the auditor's professional judgement, may reasonably be thought to affect the auditor's independence. The Audit Committee has received this disclosure and discussed with BDO Seidman its independence from Wire One.

   The Audit Committee discussed the audited financial statements for 2001 and the results of the audit with management. Based on its meetings with BDO Seidman and its review of the audited financial statements, the Audit Committee recommended to the Board that the audited financial statements be included in Wire One's Annual Report on Form 10-K.

   The Audit Committee plans to meet with BDO Seidman again in 2002 to review the scope of the 2002 audit.

Submitted by the Audit Committee:

Peter Maluso
James Kuster
Lewis Jaffe

                    EXECUTIVE COMPENSATION AND OTHER MATTERS

Executive Compensation

   The table below summarizes information concerning the compensation we paid during 2001 to our Chief Executive Officer and our four other most highly paid executive officers (collectively, the "Named Executive Officers"), each of whom is currently a Named Executive Officer of Wire One:


                                                                                              Long-term
                                                            Annual Compensation          Compensation Awards
                                                        ----------------------------   -----------------------
                                                                                        Securities Underlying         All Other
Name and Principal Position                   Year      Salary($)       Bonus ($)              Options             Compensation($)
---------------------------------           --------    ---------     --------------   -----------------------    -----------------
Richard Reiss, President,
  Chief Executive Officer and
  Chairman of the Board.................        2001   $  345,000    $   135,000 (1)             1,537,500 (2)          $ 5,764 (3)
                                                2000   $  275,000    $   135,000                         --                   --
                                                1999   $  205,000    $    75,000                         --                   --
Leo Flotron, Chief Operating Officer and
  Director..............................        2001   $  325,000    $   193,935 (4)                240,000                   --
                                                2000   $  157,917    $   157,237 (5)                     --                   --
                                                1999   $  124,000    $   119,794 (6)                495,000                   --
Jonathan Birkhahn, Executive Vice
  President Business Affairs, General
  Counsel, Secretary and Director.......        2001   $  238,125    $         0                          0                   --
                                                2000   $   20,236    $         0                    250,000                   --
Christopher Zigmont, Chief Financial
  Officer and Executive Vice President,
  Finance...............................        2001   $  175,000    $         0                    190,000                   --
                                                2000   $   80,000    $    35,000                    100,000                   --
Michael Brandofino, Chief Technology
  Officer and Executive Vice President..        2001   $  165,000    $    25,000 (7)                100,000                   --
                                                2000   $   37,692    $     6,250                          0                   --

---------------
(1) Formula bonus as set forth in Mr. Reiss's employment agreement (see "Employment Agreements" and "Compensation Committee Report on Executive Compensation").
(2) Includes the extension of the term of a previously granted option to purchase 1,237,500 shares of common stock (see "Compensation Committee Report on Executive Compensation").
(3) Amount reflects premiums paid for a life insurance policy.
(4) Amount is in respect of services rendered in 2000.
(5) Amount consists of $73,424 and $83,813 in respect of services rendered in 1999 and 2000, respectively.
(6) Amount consists of $39,349 and $80,445 in respect of services rendered in 1998 and 1999, respectively.
(7) One-time cash bonus as set forth in Mr. Brandofino's employment agreement (see "Employment Agreements" and "Compensation Committee Report on Executive Compensation").

Option Grants in 2001

   The following table sets forth information regarding stock options granted pursuant to our stock option plan during 2001 to each of the Named Executive Officers.


                                              Percent of
                                            Total Options
                              Number of       Granted to
                              Underlying      Employees      Exercise or                          Potential Realizable Value at
                               Options        in Fiscal      Base Price                           Assumed Annual Rates of Stock
                               Granted        Year 2001      (Per Share)   Expiration Date      Price Appreciation for Option Term
                              ----------    -------------    -----------   ---------------    -------------------------------------
Name                                                                                               0%            5%           10%
----                                                                                          ----------    ----------   ----------
Richard Reiss.............      300,000           8.7%          $3.94        Jan. 1, 2011     $       --    $1,925,353   $3,065,804
                              1,237,500 (1)      35.7            3.03       Mar. 20, 2007      3,984,750     5,651,556    7,574,273
Leo Flotron...............      240,000           6.9            3.94        Jan. 1, 2011             --     1,540,283    2,452,643
Jonathan Birkhahn.........            0             0              --                  --             --            --           --
Christopher Zigmont.......      150,000           4.3            3.94        Jan. 1, 2011             --       962,677    1,532,902
                                 40,000           1.2            3.90        Sep. 6, 2011             --       254,108      404,624
Michael Brandofino........      100,000           2.9            3.94        Jan. 1, 2011             --       641,784    1,021,935

---------------
(1) Options in connection with the extension of the term of an option originally granted to Mr. Reiss on March 21, 1997. On December 26, 2001, the option was amended to extend the expiration date to March 20, 2007. All other terms of the option, including the exercise price, are unchanged (see "Compensation Committee Report on Executive Compensation").

Aggregated Option Exercises In Fiscal 2001 And Fiscal Year-End Option Values

   The following table sets forth information concerning the value of unexercised in-the-money options held by the Named Executive Officers as of December 31, 2001.

                                     Shares                             Number of Securities             $ Value of Unexercised
                                    Acquired                           Underlying Unexercised             In-the-Money Options
                                   on Exercise    Value Realized     Options at Fiscal Year-End            At Fiscal Year-End
                                   -----------    --------------    -----------------------------    ------------------------------
Name                                                                Exercisable    Unexercisable     Exercisable      Unexercisable
----                                                                -----------    --------------    -------------    -------------
Richard Reiss..................             --                --      1,471,700           352,800       $5,005,576         $970,656
Leo Flotron....................             --                --        664,950           259,800        3,719,014          646,856
Jonathan Birkhahn..............             --                --        125,000           125,000          269,687          269,687
Christopher Zigmont............             --                --         68,750           246,250           90,125          490,925
Michael Brandofino.............             --                --             --           100,000               --          228,000


Director Compensation

   Directors who are not executive officers or employees of Wire One receive a director's fee of options to purchase 1,000 shares of Common Stock for each board meeting attended and 500 shares of Common Stock for each Audit, Compensation or Stock Option Committee meeting attended, whether in person or by telephone, and options to purchase 4,000 shares of Common Stock for attendance in person at the annual meeting of stockholders.

Employment Agreements

   We entered into employment agreements with certain of our executive officers, pursuant to which Mr. Reiss serves as President and Chief Executive Officer, Mr. Flotron serves as Chief Operating Officer, Mr. Birkhahn serves as Executive Vice President, Business Affairs, General Counsel and Secretary,
Mr. Zigmont serves as Chief Financial Officer and Executive Vice President, Finance and Mr. Brandofino serves as Executive Vice President and Chief Technology Officer. The following is a summary of the material terms and conditions of such agreements and is subject to the detailed provisions of the respective agreements attached as exhibits to our filings with the Securities and Exchange Commission.

 Employment Agreement with Richard Reiss

   We entered into an employment agreement with Mr. Reiss having a three-year term commencing January 1, 2001. Under the agreement, Mr. Reiss is entitled, in years 1, 2, and 3, respectively, to base compensation of $345,000, $410,000 and $480,000, and to a formula bonus (payable in quarterly installments, subject to satisfaction of the condition that our gross revenues from continuing operations during a given quarter increase over such revenues from the corresponding quarter of the preceding year) of $135,000, $165,000 and $195,000. The agreement provides for the grant of an option to purchase 300,000 shares of Common Stock under our 2000 Stock Incentive Plan (the "Plan"), vesting in three equal annual installments. Mr. Reiss has the right to terminate the agreement, with a full payout of all base and potential formula bonus compensation for the balance of the term (but in no event less than 1 year) and acceleration of his unvested stock options, upon a Corporate Transaction or a Change of Control (as those terms are defined under the Plan) or a termination by Wire One without cause. Under the agreement, we are required to obtain and pay the premiums on a $2,500,000 life insurance policy payable to Mr. Reiss's designated beneficiary or his estate.

 Employment Agreement with Leo Flotron

   We entered into an employment agreement with Mr. Flotron having a three-year term commencing January 1, 2001. Under the agreement, Mr. Flotron is entitled, in years 1, 2, and 3, respectively, to base compensation, of $325,000, $375,000 and $425,000, and to a discretionary bonus. The agreement provides for the grant of an option to purchase 240,000 shares of Common Stock under the Plan, vesting in three equal annual installments. Mr. Flotron has the right to terminate the agreement, with a full payout of all base compensation for the balance of the term (but in no event less than 1 year) and acceleration of his unvested stock options, upon a Corporate Transaction or a Change of Control (as defined under the Plan) or a termination by Wire One without cause.

 Employment Agreement with Jonathan Birkhahn

   The agreement with Mr. Birkhahn, our Executive Vice President, Business Affairs, General Counsel and Secretary, has a three-year term that commenced on November 30, 2000. Mr. Birkhahn is entitled to base compensation of $235,000, $260,000 and $285,000 in years 1, 2 and 3, respectively, as well as to a discretionary bonus. The agreement provides for the grant of an option to purchase 250,000 shares under the Plan, vesting in four equal installments as follows: after six months, after one year, after two years and after three years.

 Employment Agreement with Christopher Zigmont

   The agreement with Mr. Zigmont, our Executive Vice President, Finance and Chief Financial Officer, has a three-year term that commenced on January 1, 2001. Mr. Zigmont is entitled to base compensation of $175,000, $200,000 and $225,000 in years 1, 2 and 3, respectively, as well as to a discretionary bonus. The agreement provides for the grant of an option to purchase 150,000 shares under the Plan, vesting in three equal annual installments.

 Employment Agreement with Michael Brandofino

   The agreement with Mr. Brandofino, our Executive Vice President and Chief Technology Officer, has a three-year term that commenced on January 1, 2001. Mr. Brandofino is entitled to base compensation of $165,000, $195,000 and $225,000 in years 1, 2 and 3, respectively, as well as to a discretionary bonus and a one-time bonus of $25,000 on the first anniversary of the commencement of his employment. The agreement provides for the grant of an option to purchase 100,000 shares under the Plan, vesting in three equal annual installments.

Compensation Committee Report on Executive Compensation

 Scope of the Committee's Work

   The Compensation Committee of the Board of Directors has the authority and responsibility to establish the overall compensation strategy for Wire One, including salary and bonus levels, and to review and make recommendations to the Board with respect to the compensation of our executive officers. The Compensation

Committee was established in 1999; prior thereto, compensation decisions and grants of stock options were made only by the full Board.

 Executive Compensation Philosophy and Policies

   Wire One's overall compensation philosophy is to provide a total compensation package that is competitive and enables us to attract, motivate, reward and retain key executives and other employees who have the skills and experience necessary to promote the short- and long-term financial performance and growth of Wire One.

   The Compensation Committee recognizes the critical role of its executive officers in the significant growth and success of Wire One to date and our future prospects. Accordingly, our executive compensation policies are designed to (1) align the interests of executive officers with those of stockholders by encouraging stock ownership by executive officers and by making a significant portion of executive compensation dependent on our financial performance, (2) provide compensation that will attract and retain talented professionals, (3) reward individual results through base salary, annual cash bonuses, long-term incentive compensation in the form of stock options and various other benefits and (4) manage compensation based on skill, knowledge, effort and responsibility needed to perform a particular job successfully.

   In establishing salary, bonuses and long-term incentive compensation for its executive officers, the Compensation Committee takes into account both the position and the expertise of a particular executive, as well as the Committee's understanding of competitive compensation for similarly situated executives in our sector of the technology industry.

 Executive Compensation

   Base Salary. Salaries for executive officers for 2001 were generally determined by the Compensation Committee on an individual basis in connection with the determination of the terms of such executive's applicable employment agreement, based on the following criteria: such executive's scope of responsibility, performance, prior experience and salary history, as well as the salaries for similar positions at comparable companies.

   Bonus. The amount of bonuses paid to executives for 2001 was based on the financial results of Wire One (as well as, in the case of Mr. Reiss, the satisfaction of the conditions in the formula set forth in his employment agreement). Mr. Reiss received a cash bonus of $135,000 for 2001 as a result of satisfaction of those conditions. Mr. Brandofino received a one-time cash bonus of $25,000 upon the first anniversary of the commencement of his employment, in satisfaction of an undertaking made to him when he joined us, as memorialized in his employment agreement. Messrs. Flotron, Birkhahn, Zigmont and Brandofino, as well as Ms. Harman, were also paid bonuses in respect of their services during 2001 in the form of stock option grants, made in 2001 in the case of Mr. Zigmont and in early 2002 in the case of the other individuals, to purchase 50,000, 20,000, 40,000, 20,000 and 10,000 shares of our common stock, respectively.

   Long-Term Incentive Awards. The Compensation Committee believes that equity-based compensation in the form of stock options links the interests of executives with the long-term interests of Wire One's stockholders and encourages executives to remain in Wire One's employ. We grant stock options in accordance with our various stock option plans. Grants are awarded based on a number of factors, including the individual's level of responsibility, the amount and term of options already held by the individual, the individual's contributions to the achievement of our financial and strategic objectives, and industry practices and norms.

 Compensation of the Chief Executive Officer

   Mr. Reiss, who served as ACC's Chairman of the Board of Directors, President and Chief Executive Officer from its formation in 1991 until May 2000, and has served as Wire One's President and Chief Executive Officer since its formation in May 2000, was paid a base salary of $345,000 in 2001. As noted above, he was also paid a cash bonus of $135,000 for his services in 2001.

   Effective January 1, 2001, we entered into an Employment Agreement with Mr. Reiss (see "Employment Agreements") pursuant to which he serves as President and Chief Executive Officer. Mr. Reiss's salary and other compensation and the terms of his employment agreement have been established by reference to the salaries and equity participations of chief executive officers of other companies in our industry and related industries, and in recognition of Mr. Reiss's unique skills and importance to Wire One.

   On March 21, 1997, Richard Reiss was granted an option to purchase 750,000 shares of ACC common stock. Following the completion of the merger of ACC into VTI, the option was (after giving effect to the adjustment associated with the merger) exercisable for 1,237,500 shares of Wire One Common Stock at an exercise price of $3.03. The expiration date of the option was March 20, 2002. We considered the importance of maintaining Wire One's stock price and avoiding a large insider sale, among other things, in determining that it was in Wire One's best interests to extend the term of the option. On December 26, 2001, the option was amended to extend the expiration date to March 20, 2007. All other terms of the option, including the exercise price, are unchanged.

 Internal Revenue Code Section 162(m) Limitation

   Section 162(m) of the Internal Revenue Code, enacted in 1993, generally disallows a tax deduction to publicly held companies for compensation exceeding $1 million per year paid to certain executive officers. The limitation applies only to compensation that is not considered to be performance-based. The non-performance based compensation paid to Wire One's executive officers in 2001 did not, in the case of any such officer, exceed the $1 million per year limit. The Compensation Committee generally intends to limit the dollar amount of all non-performance based compensation payable to our executive officers to no more than $1 million per year. Although it is the general approach of the Compensation Committee to limit such compensation in accordance with Section 162(m), we determined that it was in the best interests of Wire One to make a limited exception in connection with the extension of Mr. Reiss's stock options as described in the preceding paragraph.

Submitted by the Compensation Committee:

Peter Maluso
James Kuster
Dean Hiltzik (member until December 31, 2001)



Compensation Committee Interlocks and Insider Participation

   Peter Maluso, Dean Hiltzik and James Kuster served as members of the Compensation Committee of the Board of Directors during 2001. Mr. Kuster replaced Louis Capolino as a member of the Compensation Committee in September 2001. No member of the Compensation Committee was at any time during 2001 or at any other time an officer or employee of Wire One. We receive financial and tax services from an accounting firm in which Mr. Hiltzik is a partner, as well as financial and tax services pursuant to a consulting agreement with Mr. Hiltzik (see "Certain Relationships and Related Transactions"). No member of the Compensation Committee served on the board of directors or compensation committee of any entity that has one or more executive officers serving as a member of the Board or our Compensation Committee.


                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS


   The landlord for our Hillside, New Jersey office is Vitamin Realty Associates, L.L.C., of which Eric Friedman, a member of our Board until June 2001, is a member. These premises consist of approximately 39,000 square feet of office space and secured warehouse facilities. The lease term is for five years and expires on August 31, 2005. The base rental for the premises during the term of the lease is approximately $295,000 per year. In addition, we must pay our share of the landlord's operating expenses (i.e., those costs or expenses incurred by the landlord in connection with the ownership, operation, management, maintenance, repair and replacement of the premises, including, among other things, the cost of common area electricity, operational services and real estate taxes). For the years ended December 31, 2001, 2000 and 1999, rent expense associated with this lease was $295,000, $225,000 and $135,000, respectively. We believe that the lease reflects a fair rental value for the property and is on terms no less favorable than we could obtain in an arm's length transaction with an independent third party.

   We receive financial and tax services from Schneider & Associates LLP, an accounting firm in which Dean Hiltzik, one of our directors, is a partner. Since Mr. Hiltzik became a director of ACC on September 15, 1999, we have incurred fees of approximately $217,000 for services received from this firm, $105,000 of which were incurred in 2001. We also entered into a Consulting Agreement with Mr. Hiltzik, dated January 2, 2001, for the provision of tax and financial services for one year. Mr. Hiltzik received an option to purchase 30,000 shares of Common Stock at an exercise price of $3.94 per share pursuant to that agreement.

   We entered into a one-year Consulting Agreement, dated September 21, 2001, with Lewis Jaffe, one of our directors, pursuant to which Mr. Jaffe serves as a management consultant to Wire One in the areas of corporate development and investor relations. Mr. Jaffe received an option to purchase 30,000 shares of Common Stock at an exercise price of $5.16 per share pursuant to that agreement.

   The private equity firm Crest Communications Partners, LP was a party to the Asset Purchase Agreement, dated as of May 30, 2001, pursuant to which Wire One acquired the assets of GeoVideo Networks, Inc. in exchange for approximately 815,000 shares of Wire One common stock, together with warrants to purchase approximately 500,000 additional shares of common stock at $5.50 per share and 520,000 shares of common stock at $7.50 per share. The consideration for the assets was determined in arm's length negotiations between the parties. In connection with such acquisition, Crest Communications Partners, LP and Crest Entrepreneurs Fund, LP received collectively 221,079 shares of Common Stock and warrants to purchase 276,965 shares of Common Stock. James Kuster, a Managing Director of an affiliate of the Crest entities referred to above, became a member of our Board of Directors in June 2001. Mr. Kuster also owns a portion of the general partner of each of the Crest entities. Mr. Kuster disclaims beneficial ownership of Wire One shares held by the Crest entities.

   In August 2001, Wire One made a loan to Christopher Zigmont, our Chief Financial Officer and Executive Vice President Finance, in the amount of $210,000 with an 8.25% rate of interest. We extended the loan to Mr. Zigmont, in connection with his relocation to the East Coast at Wire One's request, to facilitate his purchase of his East Coast home pending the sale of his West Coast home. Mr. Zigmont was required to repay the loan from proceeds of the sale of his West Coast home or of any sale of shares acquired by him in connection with his exercise of any Wire One stock option, but in no event later than one year after the loan was made. Mr. Zigmont repaid the loan in full in October 2001.

   In March 2002, Wire One made a recourse loan to Leo Flotron, a member of our Board of Directors, in the amount of $69,960 with a 5.25% rate of interest. We extended the loan to Mr. Flotron to enable him to exercise options (scheduled to expire imminently) to purchase 33,000 shares of Common Stock. Mr. Flotron is required to repay the loan from the proceeds of any sale of shares acquired by him in connection with his exercise of any Wire One stock option, but in no event later than one year after the loan was made.

Section 16(a) Beneficial Ownership Reporting Compliance

   Section 16(a) of the Securities Exchange Act of 1934, as amended, requires executive officers and directors and persons who beneficially own more than 10% of a registered class of our equity securities to file reports of ownership and changes in ownership with the Securities and Exchange Commission. Executive officers, directors and greater than 10% stockholders are required by regulations of the Securities and Exchange Commission to furnish us with copies of all Section 16(a) reports they file.

   Based solely on our review of the copies of reports we received, or written representations that no such reports were required for those persons, we believe that, for 2001, all statements of beneficial ownership required to be filed with the Securities and Exchange Commission were filed on a timely basis except as follows: one late report on Form 3 was filed for each of James Kuster and Lewis Jaffe in connection with their appointments as directors; one late Form 4 was filed for James Kuster reporting one transaction involving the purchase of shares.

          STOCK OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT


   The following table sets forth information regarding the beneficial ownership of Common Stock as of April 15, 2002 by each of the following:

   o each person (or group within the meaning of Section 13(d)(3) of the Securities Exchange Act of 1934) known by us to own beneficially 5% or more of the Common Stock;

   o Wire One's directors and Named Executive Officers; and

   o all directors and executive officers of Wire One as a group.

   As used in this table, "beneficial ownership" means the sole or shared power to vote or direct the voting or to dispose or direct the disposition of any security. A person is considered the beneficial owner of securities that can be acquired within 60 days of April 15, 2002 through the exercise of any option, warrant or right. Shares of Common Stock subject to options, warrants or rights which are currently exercisable or exercisable within 60 days of April 15, 2002 are considered outstanding for computing the ownership percentage of the person holding such options, warrants or rights, but are not considered outstanding for computing the ownership percentage of any other person. The amounts and percentages are based on 28,888,731 shares of Common Stock outstanding as of April 15, 2002.

Name and Address of Beneficial          Number of Shares         Percentage
Owners(1)                                   Owned(2)       of Outstanding Shares
------------------------------          ----------------   ---------------------
Executive Officers and Directors:
---------------------------------
Richard Reiss ......................      4,856,950 (3)            16.0%
Leo Flotron ........................      1,081,550 (4)             3.7%
Peter N. Maluso ....................        144,125 (5)              *
Dean Hiltzik .......................        151,950 (6)              *
James Kuster .......................         11,000 (7)              *
Lewis Jaffe ........................         33,000 (8)              *
Jonathan Birkhahn ..................        125,000 (9)              *
Kelly Harman .......................        81,867 (10)             *
Christopher A. Zigmont .............       118,750 (11)             *
Michael Brandofino .................        36,368 (12)             *
All directors and executive
officers as a group (10 people) ....      6,640,560 (13)           20.9%
5% Owners:
----------
DMG Advisors LLC
One Sound Shore Drive
Greenwich, CT 06830 ................      1,966,500 (14)            6.7%

---------------
  *   Less than 1%
 (1) Unless otherwise noted, the address of each of the persons listed is c/o Wire One Technologies, Inc., 225 Long Avenue, Hillside, NJ 07205.
 (2) Unless otherwise indicated by footnote, the named persons have sole voting and investment power with respect to the shares of Common Stock beneficially owned.
 (3) Includes 1,538,843 shares subject to presently exercisable stock options and 82,500 shares held by a trust for the benefit of Mr. Reiss's children, of which he is the trustee.
 (4)  Includes 718,550 shares subject to stock options.
 (5)  Includes 61,625 shares subject to stock options.
 (6)  Includes 143,700 shares subject to stock options.
 (7) Includes 6,000 shares subject to stock options. Excludes shares held by Crest Communications Partners, LP and Crest Entrepreneurs Fund, LP.
      Mr. Kuster disclaims beneficial ownership of Wire One shares held by such Crest entities (see "Certain Relationships and Related Transactions").
 (8)  Includes 33,000 shares subject to stock options.
 (9)  Includes 125,000 shares subject to stock options.
(10)  Includes 81,867 shares subject to stock options.
(11)  Includes 118,750 shares subject to stock options.
(12)  Includes 33,333 shares subject to stock options.
(13)  Includes 2,860,668 shares subject to stock options.
(14) Includes 249,001 shares subject to warrants; ownership information is based on the Schedule 13G filed by DMG Advisors LLC on March 11, 2002.

                                  PROPOSAL #2

             APPROVAL OF AMENDMENT TO THE 2000 STOCK INCENTIVE PLAN


   Our stockholders are being asked to approve an amendment to our 2000 Stock Incentive Plan that will increase the number of shares reserved for issuance under the Plan by 1,400,000 shares, none of which will be available for grants of Awards of Restricted Stock (as defined in the Plan).

   The Plan is an important component of our competitive compensation package. The amendment to the Plan will enable us to continue to grant awards as needed to attract employees and other service providers. The Plan is intended to enhance our ability to provide individuals with awards and incentives commensurate with their contributions and competitive with those offered by other employers. It is also intended to increase stockholder value by further aligning the interests of these individuals with the interests of our stockholders by providing an opportunity to benefit from stock price appreciation that generally accompanies improved financial performance. The Board of Directors believes that our long-term success depends on our ability to attract and retain highly qualified individuals who, by virtue of their ability and qualifications, make important contributions to Wire One.

Required Vote

   The affirmative vote of a majority of the shares present in person or by proxy at the Annual Meeting and entitled to vote is required for the adoption of Proposal #2.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR APPROVAL OF THE AMENDMENT TO THE 2000 STOCK INCENTIVE PLAN.

   The following summary of the Plan, including the proposed amendment, is subject in its entirety to the specific language of the Plan, a copy of which is available to any stockholder on request.

General Description

   The Plan was adopted by the Board of Directors in June 2000 and approved by our stockholders in September 2000. On February 25, 2002, the Board approved an amendment to the Plan, conditioned on and not to take effect until approved by our stockholders, to increase the number of shares of Common Stock reserved for issuance under the Plan by 1,400,000, none of which will be available for grants of Awards of Restricted Stock (as defined in the Plan). Subject to adjustment to reflect certain corporate events, such as stock dividends, recapitalizations and business combinations, the current maximum aggregate number of shares of Common Stock that may be issued pursuant to all Awards (as defined below) is 3,000,000.

   The purposes of the Plan are to attract and retain the best available personnel, to provide additional incentives to employees or directors of or consultants to Wire One or our affiliates, and to promote the success of Wire One's business. As of April 8, 2002, options to purchase a total of 2,770,118 shares held by 184 optionees were outstanding at an average exercise price of $4.20 per share, and 229,882 shares remained available for future grant under the Plan. As of the same date, the closing price of our shares was $4.50, and the number of employees, directors and consultants eligible to receive grants under the Plan was approximately 400.

   Administration. With respect to Awards granted to directors or officers, the Plan is administered by the Board, the Stock Option Committee or by any other Committee designated by the Board that is constituted in such a manner as to permit such grants and related transactions under the Plan to be exempt from Section 16(b) of the Securities Exchange Act of 1934, as amended. With respect to Awards granted to other participants, the Plan is administered by the Board, the Stock Option Committee or by one or more other Committees designated by the Board. Once appointed, the Committee continues to serve in its designated capacity until otherwise directed by the Board. In each case, the Board, the Stock Option Committee or such other Committees (the Board, the Stock Option Committee or such other Committees are referred to as the "Administrator") will determine the provisions, terms and conditions of each award as discussed below.

   The Administrator has the authority, in its discretion, to construe and interpret any provision of the Plan, and to determine the terms and conditions (not inconsistent with the terms of the Plan) of Awards thereunder, including without limitation: (1) determination of the exercise or purchase price of Awards granted and the vesting and exercisability thereof, the number of shares subject to an Award, and which employees, directors and consultants will receive Awards; (2) approval of the forms of agreement under the Plan; (3) modification or amendment of any Award granted under the Plan; and (4) determination of the provisions, terms and conditions of each Award.

   Awards. The Plan permits the grant of options and other equity rights, including SARs, sales or bonuses of restricted stock, dividend equivalent rights, performance units or performance shares, or any combination of these (collectively, the "Awards"). Options may include nonstatutory stock options ("NSOs") as well as incentive stock options ("ISOs") intended to qualify for special tax treatment. Options granted under our plans generally vest 25% per year annually over a four-year period. The term of an option will be determined by the Administrator, provided, however, that the term will be no more than ten and five years, respectively, for ISOs issued to employees who are less than 10% stockholders and employees who are 10% stockholders.

   The exercise price or purchase price, if any, of the Plan awards that are not ISOs will not be less than 85% of the fair market value of the stock unless otherwise determined by the Administrator. The exercise price or purchase price, if any, of the Plan awards that are ISOs (a) granted to an employee who, at the time of such grant, owns stock representing more than 10% of the voting power of all classes of Wire One stock or any parent or subsidiary, will be not less than 110% of the fair market value of the stock on the date of the grant or (b) granted to any employee other than an employee described in clause (a) above, will be not less than 100% of the fair market value of the stock on the date of the grant. The form of payment for the shares of common stock when options are exercised or stock is purchased under the Plan award will be determined by the Administrator and may include cash, check, shares of common stock or the assignment of part of the proceeds from the sale of shares acquired upon exercise or purchase of the award.

   Where the award agreement permits the exercise or purchase of an award for a period of time following the recipient's termination of service with us, that award will terminate to the extent not exercised or purchased on the last day of the specified period or the last day of the original term of the award, whichever occurs first.

   Amendment and Termination. The Plan will continue in effect until June 2010, unless sooner terminated by the Board. The Board may amend the Plan at any time or from time to time or may suspend or terminate it, without approval of the stockholders, except as required by law. However, no action by the Board or stockholders may alter or impair any Award previously granted under the Plan.

   Other Terms. Subject to any action that may be required by our stockholders, the Administrator may, in its discretion, proportionately adjust the number and price of outstanding awards, and the number of shares authorized for issuance under the Plan, in the event of a stock dividend, stock split, recapitalization or other corporate action having a similar effect on our capitalization. The Administrator may establish programs that provide for the exchange of awards for one or more other types of awards by certain employees, directors, or consultants. In the event of a Corporate Transaction (as defined in the Plan), all outstanding options will fully vest unless assumed by the successor corporation, and all unexercised options will terminate immediately prior to the closing of that transaction unless assumed by the successor corporation. If, after consummation of a Corporate Transaction or following a Change of Control (as defined in the Plan), an employee grantee is terminated without Cause or quits for Good Reason (as such terms are defined in the Plan) within 12 months of the transaction, all of the employee grantee's outstanding options will immediately vest.

Plan Benefits

   As of the date of this Proxy Statement, no executive officer, director and no associate of any executive officer or director, has been granted any options subject to stockholder approval of the proposed amendment. The benefits to be received pursuant to the amendment to the Plan by our executive officers, directors and employees are not determinable at this time.

Certain Federal Income Tax Consequences

   The following is only a brief summary of the effect of federal income taxation on the recipient of an award under the Plan and does not purport to be a complete description of the tax consequences of the Plan.

   Incentive stock options under the Plan are intended to be eligible for the favorable federal income tax treatment accorded "incentive stock options" under Section 422 of the Code. There are generally no federal income tax consequences to the optionee or Wire One by reason of the grant or exercise of an ISO. If an optionee holds stock for more than two years from the date on which the ISO is granted and more than one year from the date on which the shares are transferred to the optionee upon exercise of the ISO, any gain or loss on a disposition of such stock will be long-term capital gain or loss. In this event, Wire One will not be allowed a business expense deduction with respect to the disposition of shares. However, if the optionee disposes of the stock before the expiration of either of the above-stated holding periods (a "Disqualifying Disposition"), at the time of disposition the optionee will realize taxable ordinary income equal to the lesser of (1) the excess of the fair market value on the date of exercise over the exercise price, or (2) the optionee's actual gain, if any, on the purchase and sale. The optionee's additional gain or any loss upon the Disqualifying Disposition will be a capital gain or loss, which will be long-term or short-term depending on whether the stock was held for more than one year. To the extent the optionee recognizes ordinary income by reason of a Disqualifying Disposition, Wire One will be entitled (subject to the requirement of reasonableness and perhaps, in the future, the satisfaction of a withholding obligation) to a corresponding business expense deduction in the tax year in which the disposition occurs.

   It is important to note that the exercise of an ISO may increase an optionee's alternative minimum tax liability. This is because the difference between the exercise price of an ISO and the fair market value of the shares on the date of exercise must be claimed as an item of adjustment for alternative minimum tax purposes. If an optionee's alternative minimum tax liability exceeds his or her regular income tax liability, such optionee will owe the larger amount of taxes. In order to avoid the application of alternative minimum tax with respect to ISOs, the optionee must sell the shares within the same calendar year in which the ISOs were exercised. However, such a sale of shares within the same year of exercise will constitute a Disqualifying Disposition, causing the optionee to realize taxable ordinary income, as in the paragraph above.

   There generally are no tax consequences to the optionee or Wire One by reason of the grant of a non-qualified stock option. Upon exercise of a non-qualified stock option, the optionee will recognize taxable ordinary income equal to the excess of the stock's fair market value on the date of exercise over the exercise price. Generally, with respect to employees, we are required to withhold from regular wages or supplemental wage payments an amount based on the ordinary income recognized. Subject to the requirement of reasonableness and the satisfaction of any withholding obligation, we will be entitled to a business expense deduction equal to the taxable ordinary income realized by the optionee. Upon disposition of stock, the optionee will recognize a capital gain or loss equal to the difference between the selling price and the sum of the amount paid for such stock plus any amount recognized as ordinary income upon exercise of the option. Such gain or loss will be long-term or short-term depending on whether the stock was held for more than one year.

   Stock grants, restricted stock grants and restricted stock purchases granted under the Plan have certain federal income tax consequences. Generally, a recipient of stock under the Plan would recognize ordinary income equal to the difference between the market value of the stock on the grant or purchase date and any amount paid or required to be paid for the stock. If the stock is restricted and subject to vesting, then the recipient of the stock would recognize ordinary income as the restrictions are removed and the stock vests. On each vesting date, the recipient would recognize ordinary income equal to the difference between the fair market value of the shares of stock that have vested on such date and any amount paid or required to be paid for the shares of stock. The recipient of the stock would not recognize any income to the extent the rights to the stock have not vested. A recipient of stock under the Plan, however, may make a Section 83(b) election whereby the recipient elects to be taxed at the grant date at ordinary income rates on the difference between the fair market value of the stock on the grant or purchase date (such valuation taking into account only those restrictions, if any, on the stock and the risk of forfeiture thereof that will never lapse) and any amount paid by the recipient for the stock.

   With respect to employees, we are required to withhold from regular wages or supplemental wage payments an amount based on the ordinary income recognized. Subject to the requirement of reasonableness and the satisfaction of any withholding obligation, we will be entitled to a business expense deduction equal to the taxable ordinary income realized by the recipient. Upon disposition of stock, the recipient will recognize a capital gain or loss equal to the difference between the selling price and the sum of the amount paid for such stock plus any amount recognized as ordinary income. Such gain or loss will be long-term or short-term depending on whether the stock was held for more than one year.

   Recipients of stock appreciation rights generally should not recognize income until such rights are exercised (assuming there is no ceiling on the value of the right). Upon exercise, the participating individual will normally recognize ordinary compensation income for federal income tax purposes equal to the amount of cash and the fair market value of stock, if any, received upon such exercise. Participating individuals who are employees will be subject to withholding with respect to income recognized upon exercise of a stock appreciation right. We will be entitled to a tax deduction to the extent and in the year that ordinary income is recognized by the participating individual, so long as we withhold the appropriate taxes with respect to such income and the individual's total compensation is deemed reasonable in amount. Participating individuals will recognize gain upon the disposition of any stock received on exercise of a stock appreciation right equal to the excess of (1) the amount realized on such disposition over (2) the ordinary income recognized with respect to such stock under the principles set forth above. That gain will be taxable as long-term or short-term capital gain depending on whether the stock was held for more than one year.

                                  PROPOSAL #3

              RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS


General

   The Board of Directors has appointed the firm of BDO Seidman, LLP as independent auditors to audit the consolidated financial statements of Wire One and its subsidiaries for the fiscal year ending December 31, 2002, subject to ratification by our stockholders. BDO Seidman has audited our financial statements for the fiscal years ending December 31, 2000 and 2001.

   A member of BDO Seidman is expected to be present at the Annual Meeting and will be provided with an opportunity to make a statement if he or she so desires. The member will also be available to respond to appropriate questions from stockholders.

Audit Fees

   BDO Seidman has billed us $165,000, in the aggregate, for professional services rendered by it for the audit of our annual financial statements for the 2001 fiscal year and the reviews of the financial statements included in our quarterly reports on Form 10-Q for the 2001 fiscal year.

Financial Information Systems Design and Implementation Fees

   BDO Seidman did not render professional services to us relating to financial information systems design and implementation as described in Paragraph
(c)(4)(ii) of Rule 2-01 of Regulation S-X during the 2001 fiscal year.

All Other Fees

   Fees billed to us by BDO Seidman during the 2001 fiscal year for all other services rendered to us relate primarily to filings with the Securities and Exchange Commission and acquisition audits, and totaled $104,025.

   In making its recommendation to ratify the appointment of BDO Seidman as our independent accountants for the fiscal year ending December 31, 2002, the Audit Committee has considered whether the non-audit services provided by BDO Seidman are compatible with maintaining the independence of BDO Seidman.

Required Vote

   Approval of the independent auditor proposal requires the affirmative vote of a majority of the votes cast by holders of Common Stock present at the Annual Meeting in person or by proxy entitled to vote. In the event the stockholders fail to ratify the appointment, the Board will reconsider its selection.

THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE FOR THE RATIFICATION OF THE SELECTION OF BDO SEIDMAN, LLP AS OUR INDEPENDENT AUDITORS FOR THE FISCAL YEAR ENDING DECEMBER 31, 2002.

                            STOCK PERFORMANCE GRAPH


   The graph below compares the cumulative total stockholder return on our Common Stock with the cumulative total return on the Nasdaq National Market Index and a peer group selected by Wire One on an industry and line-of-business basis. The period shown commences on December 31, 1996 and ends on December 31, 2001, the end of our last fiscal year. The graph assumes an investment of $100 on December 31, 1996, and the reinvestment of any dividends.

   The comparisons in the graph below are based on historical data and are not indicative of, nor intended to forecast, future performance of our Common Stock.

                              [PERFORMANCE GRAPH]


                                                           Nasdaq
               Wire One         The Nasdaq National   Telecommunications
            Technologies, Inc.      Market Index           Index
            -----------------   --------------------  ------------------
1996......      100                    100                 100
1997......      91.86                  121.635             142.004
1998......      44.186                 169.84              231.999
1999......      47.092                 315.199             470.289
2000......      42.442                 191.36              214.645
2001......      57.86                  151.073             109.597



INDEXED STOCK QUOTES           December 1996    December 1997     December 1998    December 1999     December 2000    December 2001
Wire One Technologies,
Inc.......................           100.000           91.860            44.186           47.092            42.442           57.860
The Nasdaq National
Market Index..............           100.000          121.635           169.840          315.199           191.360          151.073
Nasdaq Telecommunications
Index.....................           100.000          142.004           231.999          470.289           214.645          109.597

STOCK QUOTES                   December 1996    December 1997     December 1998    December 1999     December 2000    December 2001
Wire One Technologies,
Inc.......................            10.750            9.875             4.750            5.062             4.563            6.220
The Nasdaq National
Market Index..............         1,291.030        1,570.350         2,192.690        4,069.310         2,470.520        1,950.400
Nasdaq Telecommunications
Index.....................           215.910          306.600           500.910        1,015.400           463.440          236.630

ANNEX A

                          WIRE ONE TECHNOLOGIES, INC.
                           2000 STOCK INCENTIVE PLAN

         1. Purposes of the Plan. The purposes of this Stock Incentive Plan are to attract and retain the best available personnel, to provide additional incentive to Employees, Directors and Consultants and to promote the success of the Company's business.

         2. Definitions. As used herein, the following definitions shall apply:

                  (a) "Administrator" means the Board or any of the Committees appointed to administer the Plan.

                  (b) "Affiliate" and "Associate" shall have the respective meanings ascribed to such terms in Rule 12b-2 promulgated under the Exchange Act.

                  (c) "Applicable Laws" means the legal requirements relating to the administration of stock incentive plans, if any, under applicable provisions of federal securities laws, state corporate and securities laws, the Code, the rules of any applicable stock exchange or national market system, and the rules of any foreign jurisdiction applicable to Awards granted to residents therein.

                  (d) "Award" means the grant of an Option, SAR, Dividend Equivalent Right, Restricted Stock, Performance Unit, Performance Share, or other right or benefit under the Plan.

                  (e) "Award Agreement" means the written agreement evidencing the grant of an Award executed by the Company and the Grantee, including any amendments thereto.

                  (f) "Board" means the Board of Directors of the Company.

                  (g) "Cause" means, with respect to the termination by the Company or a Related Entity of the Grantee's Continuous Service, that such termination is for "Cause" as such term is expressly defined in a then-effective written agreement between the Grantee and the Company or such Related Entity, or in the absence of such then-effective written agreement and definition, is based on, in the determination of the Administrator, the Grantee's: (i) refusal or failure to act in accordance with any specific, lawful direction or order of the Company or a Related Entity; (ii) unfitness or unavailability for service or unsatisfactory performance (other than as a result of Disability); (iii) performance of any act or failure to perform any act in bad faith and to the detriment of the Company or a Related Entity; (iv) dishonesty, intentional misconduct or material breach of any agreement with the Company or a Related Entity; or (v) commission of a crime involving dishonesty, breach of trust, or physical or emotional harm to any person. At least 30 days prior to the termination of the Grantee's Continuous Service pursuant to (i) or (ii) above, the Administrator shall provide the Grantee with notice of the Company's or such Related Entity's intent to terminate, the reason therefor, and an opportunity for the Grantee to cure such defects in his or her service to the Company's or such Related Entity's satisfaction. During this 30 day (or longer) period, no Award issued to the Grantee under the Plan may be exercised or purchased.

                  (h) "Change in Control" means a change in ownership or control of the Company effected through either of the following transactions:

                           (i) the direct or indirect acquisition by any person
or related group of persons (other than an acquisition from or by the Company or by a Company-sponsored employee benefit plan or by a person that directly or indirectly controls, is controlled by, or is under common control with, the Company) of beneficial ownership (within the meaning of Rule 13d-3 of the Exchange Act) of securities possessing more than fifty percent (50%) of the total combined voting power of the Company's outstanding securities pursuant to a tender or exchange offer made directly to the Company's stockholders which a majority of the Continuing Directors who are not Affiliates or Associates of the offeror do not recommend such stockholders accept, or

                           (ii) a change in the composition of the Board over a
period of thirty-six (36) months or less such that a majority of the Board members (rounded up to the next whole number) ceases, by reason of one or more contested elections for Board membership, to be comprised of individuals who are Continuing Directors.

                  (i) "Code" means the Internal Revenue Code of 1986, as amended.

                  (j) "Committee" means any committee appointed by the Board to administer the Plan.

                  (k) "Common Stock" means the common stock of the Company.

                  (l) "Company" means Wire One Technologies, Inc., a Delaware corporation.

                  (m) "Consultant" means any person (other than an Employee or a Director, solely with respect to rendering services in such person's capacity as a Director) who is engaged by the Company or any Related Entity to render consulting or advisory services to the Company or such Related Entity.

                  (n) "Continuing Directors" means members of the Board who either (i) have been Board members continuously for a period of at least thirty-six (36) months or (ii) have been Board members for less than thirty-six
(36) months and were elected or nominated for election as Board members by at least a majority of the Board members described in clause (i) who were still in office at the time such election or nomination was approved by the Board.

                  (o) "Continuous Service" means that the provision of services to the Company or a Related Entity in any capacity of Employee, Director or Consultant, is not interrupted or terminated. Continuous Service shall not be considered interrupted in the case of (i) any approved leave of absence, (ii) transfers among the Company, any Related Entity, or any successor, in any capacity of Employee, Director or Consultant, or (iii) any change in status as long as the individual remains in the service of the Company or a Related Entity in any capacity of Employee, Director or Consultant (except as otherwise provided in the Award Agreement). An approved leave of absence shall include sick leave, military leave, or any other authorized personal leave. For purposes of each Incentive Stock Option granted under the Plan, if such leave exceeds ninety (90) days, and reemployment upon expiration of such leave is not guaranteed by statute or contract, then the Incentive Stock Option shall be treated as a Non-Qualified Stock Option on the day three (3) months and one (1) day following the expiration of such ninety (90) day period.

                  (p) "Corporate Transaction" means any of the following transactions:

                           (i) a merger or consolidation in which the Company is
not the surviving entity, except for a transaction the principal purpose of which is to change the state in which the Company is incorporated;

                           (ii) the sale, transfer or other disposition of all
or substantially all of the assets of the Company (including the capital stock of the Company's subsidiary corporations);

                           (iii) approval by the Company's shareholders of any
plan or proposal for the complete liquidation or dissolution of the Company;

                           (iv) any reverse merger in which the Company is the
surviving entity but in which securities possessing more than fifty percent (50%) of the total combined voting power of the Company's outstanding securities are transferred to a person or persons different from those who held such securities immediately prior to such merger; or

                           (v) acquisition by any person or related group of
persons (other than the Company or by a Company-sponsored employee benefit plan) of beneficial ownership (within the meaning of Rule 13d-3 of the Exchange Act) of securities possessing more than fifty percent (50%) of the total combined voting power of the Company's outstanding securities (whether or not in a transaction also constituting a Change in Control), but excluding any such transaction that the Administrator determines shall not be a Corporate Transaction.

                  (q) "Director" means a member of the Board or the board of directors of any Related Entity.

                  (r) "Disability" means a Grantee would qualify for benefit payments under the long-term disability policy of the Company or the Related Entity to which the Grantee provides services regardless of whether the Grantee is covered by such policy. If the Company or the Related Entity to which the Grantee provides service does not have a long-term disability plan in place, "Disability" means that a Grantee is permanently unable to carry out the responsibilities and functions of the position held by the Grantee by reason of any medically determinable physical or mental impairment. A Grantee will not be considered to have incurred a Disability unless he or she furnishes proof of such impairment sufficient to satisfy the Administrator in its discretion.

                  (s) "Dividend Equivalent Right" means a right entitling the Grantee to compensation measured by dividends paid with respect to Common Stock.

                  (t) "Employee" means any person, including an Officer or Director, who is an employee of the Company or any Related Entity. The payment of a director's fee by the Company or a Related Entity shall not be sufficient to constitute "employment" by the Company.

                  (u) "Exchange Act" means the Securities Exchange Act of 1934, as amended.

                  (v) "Fair Market Value" means, as of any date, the value of Common Stock determined as follows:

                           (i) Where there exists a public market for the Common
Stock, the Fair Market Value shall be (A) the closing price for a Share for the last market trading day prior to the time of the determination (or, if no closing price was reported on that date, on the last trading date on which a closing price was reported) on the stock exchange determined by the Administrator to be the primary market for the Common Stock or the Nasdaq National Market, whichever is applicable or (B) if the Common Stock is not traded on any such exchange or national market system, the average of the closing bid and asked prices of a Share on the Nasdaq Small Cap Market for the day prior to the time of the determination (or, if no such prices were reported on that date, on the last date on which such prices were reported), in each case, as reported in The Wall Street Journal or such other source as the Administrator deems reliable; or

                           (ii) In the absence of an established market for the
Common Stock of the type described in (i), above, the Fair Market Value thereof shall be determined by the Administrator in good faith.

                  (w) "Good Reason" means the occurrence after a Corporate Transaction, Change in Control or a Related Entity Disposition of any of the following events or conditions unless consented to by the Grantee:

                           (i) (A) a change in the Grantee's status, title,
position or responsibilities which represents an adverse change from the Grantee's status, title, position or responsibilities as in effect at any time within six (6) months preceding the date of a Corporate Transaction, Change in Control or Related Entity Disposition or at any time thereafter or (B) the assignment to the Grantee of any duties or responsibilities which are inconsistent with the Optionee's status, title, position or responsibilities as in effect at any time within six (6) months preceding the date of a Corporate Transaction, Change in Control or Related Entity Disposition or at any time thereafter; or

                           (ii) reduction in the Grantee's base salary to a
level below that in effect at any time within six (6) months preceding the date of a Corporate Transaction, Change in Control or Related Entity Disposition or at any time thereafter.

                  (x) "Grantee" means an Employee, Director or Consultant who receives an Award pursuant to an Award Agreement under the Plan.

                  (y) "Immediate Family" means any child, stepchild, grandchild, parent, stepparent, grandparent, spouse, former spouse, sibling, niece, nephew, mother-in-law, father-in-law, son-in law, daughter-in-law, brother-in-law, or sister-in-law, including adoptive relationships, any person sharing the Grantee's household (other than a tenant or employee), a trust in which these persons have more than fifty percent (50%) of the beneficial interest, a foundation in which these persons (or the Grantee) control the management of assets, and any other entity in which these persons (or the Grantee) own more than fifty percent (50%) of the voting interests.

                  (z) "Incentive Stock Option" means an Option intended to qualify as an incentive stock option within the meaning of Section 422 of the Code.

                  (aa) "Non-Qualified Stock Option" means an Option not intended to qualify as an Incentive Stock Option.

                  (bb) "Officer" means a person who is an officer of the Company or a Related Entity within the meaning of Section 16 of the Exchange Act and the rules and regulations promulgated thereunder.

                  (cc) "Option" means an option to purchase Shares pursuant to an Award Agreement granted under the Plan.

                  (dd) "Parent" means a "parent corporation," whether now or hereafter existing, as defined in Section 424(e) of the Code.

                  (ee) "Performance Shares" means Shares or an Award denominated in Shares which may be earned in whole or in part upon attainment of performance criteria established by the Administrator.

                  (ff) "Performance Units" means an Award which may be earned in whole or in part upon attainment of performance criteria established by the Administrator and which may be settled for cash, Shares or other securities or a combination of cash, Shares or other securities as established by the Administrator.

                  (gg) "Plan" means this 2000 Stock Incentive Plan.

                  (hh) "Related Entity" means any Parent, Subsidiary and any business, corporation, partnership, limited liability company or other entity in which the Company, a Parent or a Subsidiary holds a substantial ownership interest, directly or indirectly.

                  (ii) "Related Entity Disposition" means the sale, distribution or other disposition by the Company, a Parent or a Subsidiary of all or substantially all of the interests of the Company, a Parent or a Subsidiary in any Related Entity effected by a sale, merger or consolidation or other transaction involving that Related Entity or the sale of all or substantially all of the assets of that Related Entity, other than any Related Entity Disposition to the Company, a Parent or a Subsidiary.

                  (jj) "Restricted Stock" means Shares issued under the Plan to the Grantee for such consideration, if any, and subject to such restrictions on transfer, rights of first refusal, repurchase provisions, forfeiture provisions, and other terms and conditions as established by the Administrator.

                  (kk) "Rule 16b-3" means Rule 16b-3 promulgated under the Exchange Act or any successor thereto.

                  (ll) "SAR" means a stock appreciation right entitling the Grantee to Shares or cash compensation, as established by the Administrator, measured by appreciation in the value of Common Stock.

                  (mm) "Share" means a share of the Common Stock.

                  (nn) "Subsidiary" means a "subsidiary corporation," whether now or hereafter existing, as defined in Section 424(f) of the Code.

         3. Stock Subject to the Plan.

                  (a) Subject to the provisions of Section 10, below, the maximum aggregate number of Shares which may be issued pursuant to all Awards (including Incentive Stock Options) is 3,000,000 Shares. The Shares to be issued pursuant to Awards may be authorized, but unissued, or reacquired Common Stock.

                  (b) Any Shares covered by an Award (or portion of an Award) which is forfeited or canceled, expires or is settled in cash, shall be deemed not to have been issued for purposes of determining the maximum aggregate number of Shares which may be issued under the Plan. Shares that actually have been issued under the Plan pursuant to an Award shall not be returned to the Plan and shall not become available for future issuance under the Plan, except that if unvested Shares are forfeited, or repurchased by the Company at their original purchase price, such Shares shall become available for future grant under the Plan.

         4. Administration of the Plan.

                  (a)   Plan Administrator.

                           (i) Administration with Respect to Directors and
Officers. With respect to grants of Awards to Directors or Employees who are also Officers or Directors of the Company, the Plan shall be administered by (A) the Board or (B) a Committee designated by the Board, which Committee shall be constituted in such a manner as to satisfy the Applicable Laws and to permit such grants and related transactions under the Plan to be exempt from Section 16(b) of the Exchange Act in accordance with Rule 16b-3. Once appointed, such Committee shall continue to serve in its designated capacity until otherwise directed by the Board.

                           (ii) Administration With Respect to Consultants and
Other Employees. With respect to grants of Awards to Employees or Consultants who are neither Directors nor Officers of the Company, the Plan shall be administered by (A) the Board or (B) a Committee designated by the Board, which Committee shall be constituted in such a manner as to satisfy the Applicable Laws. Once appointed, such Committee shall continue to serve in its designated capacity until otherwise directed by the Board. The Board may authorize one or more Officers to grant such Awards and may limit such authority as the Board determines from time to time.

                           (iii) Administration Errors. In the event an Award is
granted in a manner inconsistent with the provisions of this subsection (a), such Award shall be presumptively valid as of its grant date to the extent permitted by the Applicable Laws.

                  (b) Powers of the Administrator. Subject to Applicable Laws and the provisions of the Plan (including any other powers given to the Administrator hereunder), and except as otherwise provided by the Board, the Administrator shall have the authority, in its discretion:

                           (i) to select the Employees, Directors and
Consultants to whom Awards may be granted from time to time hereunder;

                           (ii) to determine whether and to what extent Awards
are granted hereunder;

                           (iii) to determine the number of Shares or the amount
of other consideration to be covered by each Award granted hereunder;

                           (iv) to approve forms of Award Agreements for use
under the Plan;

                           (v) to determine the terms and conditions of any
Award granted hereunder;

                           (vi) to amend the terms of any outstanding Award
granted under the Plan, provided that any amendment that would adversely affect the Grantee's rights under an outstanding Award shall not be made without the Grantee's written consent;

                           (vii) to construe and interpret the terms of the Plan
and Awards granted pursuant to the Plan, including without limitation, any notice of Award or Award Agreement, granted pursuant to the Plan;

                           (viii) to establish additional terms, conditions,
rules or procedures to accommodate the rules or laws of applicable foreign jurisdictions and to afford Grantees favorable treatment under such laws; provided, however, that no Award shall be granted under any such additional terms, conditions, rules or procedures with terms or conditions which are inconsistent with the provisions of the Plan; and

                           (ix) to take such other action, not inconsistent with
the terms of the Plan, as the Administrator deems appropriate.

         5. Eligibility. Awards other than Incentive Stock Options may be granted to Employees, Directors and Consultants. Incentive Stock Options may be granted only to Employees of the Company, a Parent or a Subsidiary. An Employee, Director or Consultant who has been granted an Award may, if otherwise eligible, be granted additional Awards. Awards may be granted to such Employees, Directors or Consultants who are residing in foreign jurisdictions as the Administrator may determine from time to time.

         6. Terms and Conditions of Awards.

                  (a) Type of Awards. The Administrator is authorized under the Plan to award any type of arrangement to an Employee, Director or Consultant that is not inconsistent with the provisions of the Plan and that by its terms involves or might involve the issuance of (i) Shares, (ii) an Option, a SAR or similar right with a fixed or variable price related to the Fair Market Value of the Shares and with an exercise or conversion privilege related to the passage of time, the occurrence of one or more events, or the satisfaction of performance criteria or other conditions, or (iii) any other security with the value derived from the value of the Shares. Such awards include, without limitation, Options, SARs, sales or bonuses of Restricted Stock, Dividend Equivalent Rights, Performance Units or Performance Shares, and an Award may consist of one such security or benefit, or two (2) or more of them in any combination or alternative.

                  (b) Designation of Award. Each Award shall be designated in the Award Agreement. In the case of an Option, the Option shall be designated as either an Incentive Stock Option or a Non-Qualified Stock Option. However, notwithstanding such designation, to the extent that the aggregate Fair Market Value of Shares subject to Options designated as Incentive Stock Options which become exercisable for the first time by a Grantee during any calendar year (under all plans of the Company or any Parent or Subsidiary) exceeds $100,000, such excess Options, to the extent of the Shares covered thereby in excess of the foregoing limitation, shall be treated as Non-Qualified Stock Options. For this purpose, Incentive Stock Options shall be taken into account in the order in which they were granted, and the Fair Market Value of the Shares shall be determined as of the date the Option with respect to such Shares is granted.

                  (c) Conditions of Award. Subject to the terms of the Plan, the Administrator shall determine the provisions, terms, and conditions of each Award including, but not limited to, the Award vesting schedule, repurchase provisions, rights of first refusal, forfeiture provisions, form of payment (cash, Shares, or other consideration) upon settlement of the Award, payment contingencies, and satisfaction of any performance criteria. The performance criteria established by the Administrator may be based on any one of, or combination of, increase in share price, earnings per share, total stockholder return, return on equity, return on assets, return on investment, net operating income, cash flow, revenue, economic value added, personal management objectives, or other measure of performance selected by the Administrator. Partial achievement of the specified criteria may result in a payment or vesting corresponding to the degree of achievement as specified in the Award Agreement.

                  (d) Acquisitions and Other Transactions. The Administrator may issue Awards under the Plan in settlement, assumption or substitution for, outstanding awards or obligations to grant future awards in connection with the Company or a Related Entity acquiring another entity, an interest in another entity or an additional interest in a Related Entity whether by merger, stock purchase, asset purchase or other form of transaction.

                  (e) Deferral of Award Payment. The Administrator may establish one or more programs under the Plan to permit selected Grantees the opportunity to elect to defer receipt of consideration upon exercise of an Award, satisfaction of performance criteria, or other event that absent the election would entitle the Grantee to payment or receipt of Shares or other consideration under an Award. The Administrator may establish the election procedures, the timing of such elections, the mechanisms for payments of, and accrual of interest or other earnings, if any, on amounts, Shares or other consideration so deferred, and such other terms, conditions, rules and procedures that the Administrator deems advisable for the administration of any such deferral program.

                  (f) Award Exchange Programs. The Administrator may establish one or more programs under the Plan to permit selected Grantees to exchange an Award under the Plan for one or more other types of Awards under the Plan on such terms and conditions as determined by the Administrator from time to time.

                  (g) Separate Programs. The Administrator may establish one or more separate programs under the Plan for the purpose of issuing particular forms of Awards to one or more classes of Grantees on such terms and conditions as determined by the Administrator from time to time.

                  (h) Early Exercise. The Award Agreement may, but need not, include a provision whereby the Grantee may elect at any time while an Employee, Director or Consultant to exercise any part or all of the Award prior to full vesting of the Award. Any unvested Shares received pursuant to such exercise may be subject to a repurchase right in favor of the Company or a Related Entity or to any other restriction the Administrator determines to be appropriate.

                  (i) Term of Award. The term of each Award shall be the term stated in the Award Agreement, provided, however, that the term of an Incentive Stock Option shall be no more than ten (10) years from the date of grant thereof. However, in the case of an Incentive Stock Option granted to a Grantee who, at the time the Option is granted, owns stock representing more than ten percent (10%) of the voting power of all classes of stock of the Company or any Parent or Subsidiary, the term of the Incentive Stock Option shall be five (5) years from the date of grant thereof or such shorter term as may be provided in the Award Agreement.

                  (j) Transferability of Awards. Incentive Stock Options may not be sold, pledged, assigned, hypothecated, transferred, or disposed of in any manner other than by will or by the laws of descent or distribution and may be exercised, during the lifetime of the Grantee, only by the Grantee; provided, however, that the Grantee may designate a beneficiary of the Grantee's Incentive Stock Option in the event of the Grantee's death on a beneficiary designation form provided by the Administrator. Other Awards may be transferred by gift or through a domestic relations order to members of the Grantee's Immediate Family to the extent provided in the Award Agreement or in the manner and to the extent determined by the Administrator.

                  (k) Time of Granting Awards. The date of grant of an Award shall for all purposes be the date on which the Administrator makes the determination to grant such Award, or such other date as is determined by the Administrator. Notice of the grant determination shall be given to each Employee, Director or Consultant to whom an Award is so granted within a reasonable time after the date of such grant.

         7. Award Exercise or Purchase Price, Consideration and Taxes.

                  (a) Exercise or Purchase Price. The exercise or purchase price, if any, for an Award shall be as follows:

                           (i) In the case of an Incentive Stock Option:

                                    (A) granted to an Employee who, at the time
of the grant of such Incentive Stock Option owns stock representing more than ten percent (10%) of the voting power of all classes of stock of the Company or any Parent or Subsidiary, the per Share exercise price shall be not less than one hundred ten percent (110%) of the Fair Market Value per Share on the date of grant; or

                                    (B) granted to any Employee other than an
Employee described in the preceding paragraph, the per Share exercise price shall be not less than one hundred percent (100%) of the Fair Market Value per Share on the date of grant.

                           (ii) In the case of a Non-Qualified Stock Option, the
per Share exercise price shall be not less than eighty-five percent (85%) of the Fair Market Value per Share on the date of grant unless otherwise determined by the Administrator.

                           (iii) In the case of other Awards, such price as is
determined by the Administrator.

                           (iv) Notwithstanding the foregoing provisions of this
Section 7(a), in the case of an Award issued pursuant to Section 6(d), above, the exercise or purchase price for the Award shall be determined in accordance with the principles of Section 424(a) of the Code.

                  (b) Consideration. Subject to Applicable Laws, the consideration to be paid for the Shares to be issued upon exercise or purchase of an Award including the method of payment, shall be determined by the Administrator (and, in the case of an Incentive Stock Option, shall be determined at the time of grant). In addition to any other types of consideration the Administrator may determine, the Administrator is authorized to accept as consideration for Shares issued under the Plan the following, provided that the portion of the consideration equal to the par value of the Shares must be paid in cash or other legal consideration permitted by the Delaware General Corporation Law:

                           (i) cash;

                           (ii) check;

                           (iii) delivery of Grantee's promissory note with such
recourse, interest, security, and redemption provisions as the Administrator determines as appropriate;

                           (iv) surrender of Shares or delivery of a properly
executed form of attestation of ownership of Shares as the Administrator may require (including withholding of Shares otherwise deliverable upon exercise of the Award) which have a Fair Market Value on the date of surrender or attestation equal to the aggregate exercise price of the Shares as to which said Award shall be exercised (but only to the extent that such exercise of the Award would not result in an accounting compensation charge with respect to the Shares used to pay the exercise price unless otherwise determined by the Administrator);

                           (v) with respect to Options, payment through a
broker-dealer sale and remittance procedure pursuant to which the Grantee (A) shall provide written instructions to a Company designated brokerage firm to effect the immediate sale of some or all of the purchased Shares and remit to the Company, out of the sale proceeds available on the settlement date, sufficient funds to cover the aggregate exercise price payable for the purchased Shares and (B) shall provide written directives to the Company to deliver the certificates for the purchased Shares directly to such brokerage firm in order to complete the sale transaction; or

                           (vi) any combination of the foregoing methods of
payment.

                  (c) Taxes. No Shares shall be delivered under the Plan to any Grantee or other person until such Grantee or other person has made arrangements acceptable to the Administrator for the satisfaction of any foreign, federal, state, or local income and employment tax withholding obligations, including, without limitation, obligations incident to the receipt of Shares or the disqualifying disposition of Shares received on exercise of an Incentive Stock Option. Upon exercise of an Award, the Company shall withhold or collect from Grantee an amount sufficient to satisfy such tax obligations.

         8. Exercise of Award.

                  (a) Procedure for Exercise; Rights as a Stockholder.

                           (i) Any Award granted hereunder shall be exercisable
at such times and under such conditions as determined by the Administrator under the terms of the Plan and specified in the Award Agreement.

                           (ii) An Award shall be deemed to be exercised when
written notice of such exercise has been given to the Company in accordance with the terms of the Award by the person entitled to exercise the Award and full payment for the Shares with respect to which the Award is exercised, including, to the extent selected, use of the broker-dealer sale and remittance procedure to pay the purchase price as provided in Section 7(b)(v). Until the issuance (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company) of the stock certificate evidencing such Shares, no right to vote or receive dividends or any other rights as a stockholder shall exist with respect to Shares subject to an Award, notwithstanding the exercise of an Option or other Award. The Company shall issue (or cause to be issued) such stock certificate promptly upon exercise of the Award. No adjustment will be made for a dividend or other right for which the record date is prior to the date the stock certificate is issued, except as provided in the Award Agreement or Section 10, below.

                   (b) Exercise of Award Following Termination of Continuous Service.

                           (i) An Award may not be exercised after the
termination date of such Award set forth in the Award Agreement and may be exercised following the termination of a Grantee's Continuous Service only to the extent provided in the Award Agreement.

                           (ii) Where the Award Agreement permits a Grantee to
exercise an Award following the termination of the Grantee's Continuous Service for a specified period, the Award shall terminate to the extent not exercised on the last day of the specified period or the last day of the original term of the Award, whichever occurs first.

                           (iii) Any Award designated as an Incentive Stock
Option to the extent not exercised within the time permitted by law for the exercise of Incentive Stock Options following the termination of a Grantee's Continuous Service shall convert automatically to a Non-Qualified Stock Option and thereafter shall be exercisable as such to the extent exercisable by its terms for the period specified in the Award Agreement.

         9. Conditions Upon Issuance of Shares.

                  (a) Shares shall not be issued pursuant to the exercise of an Award unless the exercise of such Award and the issuance and delivery of such Shares pursuant thereto shall comply with all Applicable Laws, and shall be further subject to the approval of counsel for the Company with respect to such compliance.

                  (b) As a condition to the exercise of an Award, the Company may require the person exercising such Award to represent and warrant at the time of any such exercise that the Shares are being purchased only for investment and without any present intention to sell or distribute such Shares if, in the opinion of counsel for the Company, such a representation is required by any Applicable Laws.

         10. Adjustments Upon Changes in Capitalization. Subject to any required action by the stockholders of the Company, the number of Shares covered by each outstanding Award, and the number of Shares which have been authorized for issuance under the Plan but as to which no Awards have yet been granted or which have been returned to the Plan, the exercise or purchase price of each such outstanding Award, as well as any other terms that the Administrator determines require adjustment shall be proportionately adjusted for (i) any increase or decrease in the number of issued Shares resulting from a stock split, reverse stock split, stock dividend, combination or reclassification of the Shares, or similar event affecting the Shares, (ii) any other increase or decrease in the number of issued Shares effected without receipt of consideration by the Company, or (iii) as the Administrator may determine in its discretion, any other transaction with respect to Common Stock to which Section 424(a) of the Code applies or any similar transaction; provided, however that conversion of any convertible securities of the Company shall not be deemed to have been "effected without receipt of consideration." Such adjustment shall be made by the Administrator and its determination shall be final, binding and conclusive. Except as the Administrator determines, no issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason hereof shall be made with respect to, the number or price of Shares subject to an Award.

         11. Corporate Transactions/Changes in Control/Related Entity Dispositions. Except as may be provided in an Award Agreement:

                  (a)In the event of any Corporate Transaction, each Award which is at the time outstanding under the Plan automatically shall become fully vested and exercisable and be released from any restrictions on transfer (other than transfer restrictions applicable to Options) and repurchase or forfeiture rights, immediately prior to the specified effective date of such Corporate Transaction, for all of the Shares at the time represented by such Award. Effective upon the consummation of the Corporate Transaction, all outstanding Awards under the Plan shall terminate. However, all such Awards shall not terminate if the Awards are, in connection with the Corporate Transaction, assumed by the successor corporation or Parent thereof. In addition, an outstanding Award under the Plan shall not so fully vest and be exercisable and released from such limitations if and to the extent: (i) such Award is, in connection with the Corporate Transaction, either assumed by the successor corporation or Parent thereof or replaced with a comparable Award with respect to shares of the capital stock of the successor corporation or Parent thereof or
(ii) such Award is to be replaced with a cash incentive program of the successor corporation which preserves the compensation element of such Award existing at the time of the Corporate Transaction and provides for subsequent payout in accordance with the same vesting schedule applicable to such Award; provided, however, that such Award (if assumed), the replacement Award (if replaced), or the cash incentive program automatically shall become fully vested, exercisable and payable and be released from any restrictions on transfer (other than transfer restrictions applicable to Options) and repurchase or forfeiture rights immediately upon termination of the Grantee's Continuous Service (substituting the successor employer corporation for "Company or Related Entity" for the definition of "Continuous Service") if such Continuous Service is terminated by the successor company without Cause or voluntarily by the Grantee with Good Reason within twelve (12) months of the Corporate Transaction. The determination of Award comparability above shall be made by the Administrator.

                  (b)Following a Change in Control (other than a Change in Control which also is a Corporate Transaction) and upon the termination of the Continuous Service of a Grantee if such Continuous Service is terminated by the Company or Related Entity without Cause or voluntarily by the Grantee with Good Reason within twelve (12) months of a Change in Control, each Award of such Grantee which is at the time outstanding under the Plan automatically shall become fully vested and exercisable and be released from any restrictions on transfer (other than transfer restrictions applicable to Options) and repurchase or forfeiture rights, immediately upon the termination of such Continuous Service.

                  (c)Effective upon the consummation of a Related Entity Disposition, for purposes of the Plan and all Awards, the Continuous Service of each Grantee who is at the time engaged primarily in service to the Related Entity involved in such Related Entity Disposition shall be deemed to terminate and each Award of such Grantee which is at the time outstanding under the Plan automatically shall become fully vested and exercisable and be released from any restrictions on transfer (other than transfer restrictions applicable to Options) and repurchase or forfeiture rights for all of the Shares at the time represented by such Award and be exercisable in accordance with the terms of the Award Agreement evidencing such Award. However, such Continuous Service shall be not be deemed to terminate if such Award is, in connection with the Related Entity Disposition, assumed by the successor entity or its Parent. In addition, such Continuous Service shall not be deemed to terminate and an outstanding Award under the Plan shall not so fully vest and be exercisable and released from such limitations if and to the extent: (i) such Award is, in connection with the Related Entity Disposition, either to be assumed by the successor entity or its parent or to be replaced with a comparable Award with respect to interests in the successor entity or its parent or (ii) such Award is to be replaced with a cash incentive program of the successor entity which preserves the compensation element of such Award existing at the time of the Related Entity Disposition and provides for subsequent payout in accordance with the same vesting schedule applicable to such Award; provided, however, that such Award (if assumed), the replacement Award (if replaced), or the cash incentive program automatically shall become fully vested, exercisable and payable and be released from any restrictions on transfer (other than transfer restrictions applicable to Options) and repurchase or forfeiture rights immediately upon termination of the Grantee's Continuous Service (substituting the successor employer entity for "Company or Related Entity" for the definition of "Continuous Service") if such Continuous Service is terminated by the successor entity without Cause or voluntarily by the Grantee with Good Reason within twelve (12) months of the Related Entity Disposition. The determination of Award comparability above shall be made by the Administrator.

         12. Effective Date and Term of Plan. The Plan shall become effective upon the earlier to occur of its adoption by the Board or its approval by the stockholders of the Company. It shall continue in effect for a term of ten (10) years unless sooner terminated. Subject to Section 17, below, and Applicable Laws, Awards may be granted under the Plan upon its becoming effective.

         13. Amendment, Suspension or Termination of the Plan.

                  (a) The Board may at any time amend, suspend or terminate the Plan. To the extent necessary to comply with Applicable Laws, the Company shall obtain stockholder approval of any Plan amendment in such a manner and to such a degree as required.

                  (b) No Award may be granted during any suspension of the Plan or after termination of the Plan.

                  (c) Any amendment, suspension or termination of the Plan (including termination of the Plan under Section 12, above) shall not affect Awards already granted, and such Awards shall remain in full force and effect as if the Plan had not been amended, suspended or terminated, unless mutually agreed otherwise between the Grantee and the Administrator, which agreement must be in writing and signed by the Grantee and the Company.

         14. Reservation of Shares.

                  (a) The Company, during the term of the Plan, will at all times reserve and keep available such number of Shares as shall be sufficient to satisfy the requirements of the Plan.

                  (b) The inability of the Company to obtain authority from any regulatory body having jurisdiction, which authority is deemed by the Company's counsel to be necessary to the lawful issuance and sale of any Shares hereunder, shall relieve the Company of any liability in respect of the failure to issue or sell such Shares as to which such requisite authority shall not have been obtained.

         15. No Effect on Terms of Employment/Consulting Relationship. The Plan shall not confer upon any Grantee any right with respect to the Grantee's Continuous Service, nor shall it interfere in any way with his or her right or the Company's right to terminate the Grantee's Continuous Service at any time, with or without cause.

         16. No Effect on Retirement and Other Benefit Plans. Except as specifically provided in a retirement or other benefit plan of the Company or a Related Entity, Awards shall not be deemed compensation for purposes of computing benefits or contributions under any retirement plan of the Company or a Related Entity, and shall not affect any benefits under any other benefit plan of any kind or any benefit plan subsequently instituted under which the availability or amount of benefits is related to level of compensation. The Plan is not a "Retirement Plan" or "Welfare Plan" under the Employee Retirement Income Security Act of 1974, as amended.

         17. Stockholder Approval. The grant of Incentive Stock Options under the Plan shall be subject to approval by the stockholders of the Company within twelve (12) months before or after the date the Plan is adopted excluding Incentive Stock Options issued in substitution for outstanding Incentive Stock Options pursuant to Section 424(a) of the Code. Such stockholder approval shall be obtained in the degree and manner required under Applicable Laws. The Administrator may grant Incentive Stock Options under the Plan prior to approval by the stockholders, but until such approval is obtained, no such Incentive Stock Option shall be exercisable. In the event that stockholder approval is not obtained within the twelve (12) month period provided above, all Incentive Stock Options previously granted under the Plan shall be exercisable as Non-Qualified Stock Options.

                      THIS PROXY IS SOLICITED ON BEHALF OF
              THE BOARD OF DIRECTORS OF WIRE ONE TECHNOLOGIES, INC.
                   FOR THE 2002 ANNUAL MEETING OF STOCKHOLDERS
                           TO BE HELD ON MAY 23, 2002



         The undersigned stockholder of WIRE ONE TECHNOLOGIES, INC., a Delaware corporation, hereby acknowledges receipt of the Notice of Annual Meeting of Stockholders and Proxy Statement, each dated April 22, 2002, and Wire One's Annual Report on Form 10-K for the year ended December 31, 2001, and hereby appoints Richard Reiss and Jonathan Birkhahn, or either of them, proxies, with full power to each of substitution, on behalf and in the name of the undersigned, to represent the undersigned at the 2002 Annual Meeting of Stockholders of WIRE ONE TECHNOLOGIES, INC. to be held on May 23, 2002 at 9:00 a.m., local time, at the Holiday Inn, 304 Route 22 West, Springfield, New Jersey 07081 and at any adjournment or postponement thereof, and to vote all shares of Common Stock which the undersigned would be entitled to vote if then and there personally present, on the matters set forth below.

                (Continued and to be signed on the reverse side)

                         Annual Meeting of Stockholders
                           WIRE ONE TECHNOLOGIES, INC.

                                  May 23, 2002

TO VOTE BY MAIL
---------------
Please date, sign and mail your proxy card in the envelope provided as soon as possible.

TO VOTE BY TELEPHONE (TOUCH-TONE PHONE ONLY)
--------------------------------------------
Please call toll-free 1-800-PROXIES and follow the instructions. Have your control number and the proxy card available when you call.

TO VOTE BY INTERNET
-------------------
Please access the web page at "www.voteproxy.com" and follow the on-screen instructions. Have your control number available when you access the web page.

YOUR CONTROL NUMBER IS _________.

1. PROPOSAL NO. 1:  ELECTION OF DIRECTORS:

   [ ]  FOR all nominees listed below    [ ]  WITHHOLD AUTHORITY to vote for all
        (except as indicated)                 nominees listed below

        Richard Reiss
        Dean Hiltzik
        Lewis Jaffe

If you wish to withhold authority to vote for any individual nominee, write that nominee's name in the space below.

-------------------------------------------------------------------------------

2. PROPOSAL NO. 2: APPROVAL OF AN AMENDMENT TO THE 2000 STOCK INCENTIVE PLAN TO INCREASE THE NUMBER OF SHARES OF COMMON STOCK RESERVED FOR ISSUANCE THEREUNDER FROM 3,000,000 TO 4,400,000:


               [ ]  FOR           [ ]  AGAINST          [ ]  ABSTAIN


3. PROPOSAL NO. 3: RATIFICATION OF BDO SEIDMAN, LLP AS WIRE ONE'S INDEPENDENT AUDITORS FOR THE FISCAL YEAR ENDING DECEMBER 31, 2002:


               [ ]  FOR           [ ]  AGAINST          [ ]  ABSTAIN

This Proxy when properly executed will be voted in the manner directed herein by the undersigned stockholder. If no direction is made, this Proxy will be voted FOR the nominees in Proposal No. 1, FOR approval of the amendment to the 2000 Stock Incentive Plan in Proposal No. 2, and FOR ratification of the independent auditors in Proposal No. 3, and as said proxies deem advisable on such other matters as may properly come before the meeting.

                                      DATED:  __________________________ , 2002




                                      -----------------------------------------
                                      Signature


                                      -----------------------------------------
                                      Signature


This Proxy should be marked, dated and signed by the stockholder(s) exactly as his or her name appears hereon, and returned promptly in the enclosed envelope. Persons signing in a fiduciary capacity should so indicate. If shares are held by joint tenants or as community property, both should sign.